Exhibit 99.1

FOR IMMEDIATE RELEASE

David Kaplan
Verticalnet, Inc.
Ph: 610-695-2310, davidkaplan@verticalnet.com

Verticalnet and B2eMarkets Merge; Verticalnet Improves Second Quarter Guidance

Combined Company Delivers Supply Management Solutions that Turn Identified Savings into Realized Value;

Customer Base Doubles;

Evolution from Partnership Speeds Integration

Malvern, PA, and Rockville, MD, July 19, 2004 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of Strategic Sourcing and Supply Management solutions, today announced that it completed a merger to acquire B2eMarkets Inc., a privately-held provider of Strategic Sourcing software solutions. The combined company, which as of today operates under the Verticalnet® name, brings together Verticalnet’s top rated Spend Analysis and Advanced Sourcing solutions with B2eMarkets’ leading eSourcing suite including strategy formulation, negotiation management, contract management and compliance, and performance management software. Verticalnet also announced improved guidance for the quarter ended June 30, 2004.

“The combination of Verticalnet and B2eMarkets creates a true contender for leadership in the supply management market space,” said Nathanael V. Lentz, president and CEO of Verticalnet. “Verticalnet today has the scale and a compelling combination of best of breed applications, comprehensive services, and deep domain expertise to meet the evolving and increasingly sophisticated demands of Global 2000 companies. Today, more than ever before, our customers and prospects have access to a complete set of solutions to take their supply management initiatives to the next level.”

“Identifying and achieving maximum supply savings requires enterprises to improve visibility, alignment, and control of processes and data across the entire sourcing lifecycle,” said Tim Minahan, VP of Supply Chain Research at Aberdeen Group. “The combination of Verticalnet and B2eMarkets links together a broad supply management solution that addresses the complete supply management lifecycle – from initial spending analysis and strategy development through advanced sourcing decision support and compliance management.”

Transaction Details

The B2eMarkets transaction is effective as of today. In the merger transaction, Verticalnet issued 5,100,000 shares of common stock and delivered a promissory note in the principal amount of $5,925,603. The note accrues interest at the rate of 8% per annum; half of the principal amount is due and payable on July 16, 2007 and the remaining half is due and payable on July 16, 2008. The note is convertible into 2,949,204 shares of Verticalnet common stock, subject to approval by Verticalnet’s shareholders. If the conversion feature of the note is approved by Verticalnet’s shareholders, then either Verticalnet or the noteholders can require the conversion of the note into Verticalnet common stock.

In the near future, Verticalnet will file its proxy statement and thereafter hold its annual meeting, at which time the conversion feature of the previously described note will be submitted for shareholder approval. Failure to obtain shareholder approval will not result in any financial penalty to Verticalnet or any change to the terms of the note. Verticalnet’s executives and members of the Board of Directors have agreed to vote their respective shares in favor of the conversion feature at the time of the shareholder vote.

The primary investors in B2eMarkets, that have become Verticalnet shareholders, include CIBC Capital Partners, Friedman Billings Ramsey, Syndicated Communications, Ascend Ventures, and Carthage Venture Partners. Verticalnet has agreed to register the shares issued in the merger and issuable upon conversion of the note, and is obligated to file a resale registration statement within 45 days after it holds its annual meeting of shareholders or sooner upon the exercise of piggyback registration rights.

Highlights

Benefits of this combination include:

•	B2eMarkets brings proven “best of breed” competence in program management, eSourcing, contract management, and performance management capabilities, which combine with Verticalnet’s existing capabilities to provide a comprehensive suite of supply management solutions.

•	The combination of B2eMarkets and Verticalnet creates a company with increased scale from a financial, customer, and product standpoint. B2eMarkets generated approximately $8.1 million in revenues in the year ended December 31, 2003.

•	A majority of B2eMarkets’ customers operated via an on-demand software model with long-term subscription agreements. The subscription model provides Verticalnet with a more balanced software and services revenue mix and enhanced visibility.

•	With over 35 software customers with registered users on six continents using B2eMarkets’ solutions, Verticalnet has expanded its base of software customers. In addition, the combined company has more than 10 European customers in France, the United Kingdom, and Northern Europe.

•	Having been partners for the past six months, the companies have worked closely together in go-to-market efforts and in joint product planning. Verticalnet and B2eMarkets have several common customers, have recently been jointly selected in multiple competitive sales processes, and are targeting their first integrated release for late summer.

“We see this merger as a natural progression of the partnership that we have had with Verticalnet,” added Orville A. Bailey, former CEO of B2eMarkets and EVP of Corporate Strategy and Business Development for the combined company. “I am excited to be a part of the Verticalnet leadership team and about what this merger means for our customers, employees, and investors.”

Integration

Verticalnet and B2eMarkets have initiated their integration plans, focusing on the sales, marketing, product development and administrative functions. Customer delivery organizations focused on product development, consulting services, software implementation, and customer support remain intact, ensuring that current Verticalnet and B2eMarkets customers enjoy consistent support, while benefiting from an enhanced set of choices going forward.

The integrated company will retain the leadership teams of both companies. Nathanael V. Lentz will remain president and CEO of Verticalnet. Orville A. Bailey, formerly president and CEO of B2eMarkets, will be the Company’s Executive Vice President of Corporate Strategy and Business Development, with responsibility for product strategy, business development, marketing, and channels. Gene S. Godick will remain Verticalnet’s Executive Vice President and Chief Financial Officer. Brent W. Habig will remain Executive Vice President of Sales and Consulting of the combined company. Lucas P. Schneider, formerly of B2eMarkets, will serve as SVP of Operations with responsibility for development and customer support. Other members of both executive teams will provide key leadership roles throughout the company.

“Orville Bailey is a recognized thought leader in the supply management space and the addition of him and his high quality team is one of the benefits of this transaction. Working with this team, I believe that integration will be as seamless as our integration of Tigris Corp., where the results have exceeded our expectations,” Lentz added. “As with the Tigris merger, we will remain focused on the true sources of value creation — customers, people, and innovation.”

The combined company will continue with all existing product and client deliveries as planned. B2eMarkets’ and Verticalnet’s products will continue to be supported and enhanced and terms and conditions of professional services and product support agreements are unchanged and remain in effect.

Preliminary Second Quarter Results

Verticalnet also announced preliminary results for the quarter ended June 30, 2004. Verticalnet will announce complete financial results as of, and for the quarter ended June 30, 2004 on August 5, 2004, after the market closes.

Based on preliminary information, revised guidance and previously announced guidance for the quarter ended June 30, 2004 are as follows (in millions, except per share amounts):

	Revised Guidance Quarter Ended June 30, 2004	Previous Guidance Announced May 6, 2004
Revenues	$6.2 – $6.5	$5.6 – $5.8
Net loss	$1.3 – $1.8	$1.6 - $2.0
Loss per share	$(0.05) - $(0.07)	$(0.06) - $(0.08)

As of June 30, 2004, Verticalnet had cash and cash equivalents of approximately $7.0 million, compared to $7.1 million as of March 31, 2004.

“We are pleased with the preliminary results from the second quarter which were better than our previously announced guidance,” said Gene S. Godick, Verticalnet EVP and CFO, “The Tigris acquisition has been well integrated and is delivering financial results. We believe that the B2eMarkets acquisition presents many opportunities to improve our operational results. We expect to enjoy meaningful cost synergies from consolidation of headquarter-related expenses while continuing to focus our resources on sales and product development. We expect the transaction to improve our revenue mix and be accretive to cash flows within two to three quarters. We will provide forward guidance upon completion of the purchase accounting for the B2eMarkets acquisition.”

About Verticalnet

Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet has helped numerous Global 2000 companies take their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about Verticalnet’s expected second quarter financial results, preliminary revenue and earnings guidance, integration of the B2eMarkets business, opportunities for improvement of operational results from the B2eMarkets acquisition, expectations for meaningful cost synergies, and expected improvements in revenue mix and improved cash flow accretion from the B2eMarkets transaction, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in Verticalnet’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which have been filed with the SEC. Verticalnet is making these statements as of July 19, 2004 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

###

Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC. Verticalnet Supply Management is a trademark or service mark of Vert Tech LLC. All other trademarks are property of their respective owners.